CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of January 15th, 2008 by and between Fortress Financial Group, Inc., a Wyoming corporation with its principal address at 1903 60th Place E., Suite M2240, Bradenton, Florida 34203 (the “Company”) and Jack Chang, an Independent Contractor located at 6216 Agee Street, Suite 120, San Diego, CA 92122 (the “Consultant”).

W I T N E S S E T H

WHEREAS, Consultant has established his expertise in, among other things, Electronic Payment Systems, business development and marketing development (the “Objectives”); and

WHEREAS, the Company desires to retain the Consultant to perform, as an Independent Contractor, development and implementation of Domestic and International Prepaid Debit Card programs, business and marketing planning and other consulting services on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and agreements subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

Section 1.
Retention of Consultant.  The Company engages the Consultant as an independent contractor, and the Consultant accepts such engagement as an Independent Contractor, subject to the terms and conditions of this Agreement.

Section 2.	Services. The Consultant shall provide consulting services to the Company in connection with the Objectives.

Specifically:

A.	The Consultant shall perform consulting with the services and deliverables to include:

•
A fully implemented United States Prepaid Debit Card Product to be issued in conjunction with a United States bank with a direct contractual relationship between the Company and the bank. The product development shall begin with a product requirement specification approved by the Company.

•
A fully implemented International Prepaid Debit Card Product to be issued in conjunction with an international bank with a direct contractual relationship between the Company and the bank. This international Debit Card shall be capable of being issued to residents of most countries in the world. The product development shall begin with a product requirement specification approved by the Company.

•	Development or participation in the development of any new product in the area of Electronic Payment Systems deemed appropriate by the management of the Company.

•
Plans developed in collaboration with the Company management team, including business and product market plans, service descriptions, pricing structures and deployment infrastructure plans of debit card products and any new Electronic Payment Services capabilities.

•
All necessary business travel in the line of performing the above described duties.  In the event Consultant is to incur travel expenses while engaged in Company business, Consultant shall obtain the prior written consent of Alan Santini, the Company’s Chief Executive Officer. All such expenses incurred after receiving the prior written approval of Alan Santini shall be reimbursed. The Company’s consent hereunder shall not be unreasonably withheld or delayed. The Consultant must provide receipts for all expenses to the Company before any reimbursement will be issued to the Consultant.

Section 3.	Compensation. For services rendered by the Consultant pursuant to this Agreement, the Company shall pay the Consultant the following:

A.	Sign On Bonus

Upon signing this Agreement, the Consultant shall receive 1,500,000,000 (One Billion Five Hundred Million) of the Company’s common shares. These shares shall not be available to be assigned, pledged, sold, lent or in any way alienated for a period of one year commencing from the date this Agreement.  These shares are restricted under Regulation 144 and shall be held “on book” by the Transfer Agent to the Company; for an on behalf of the Consultant. The Consultant shall not be permitted to request these shares of the Company’s Common Stock, in certificated form, until the expiration of the 1 (one) year from the date of their issue to the Consultant.

B.	Salary

The Consultant shall receive US$10,000 per month for each of the first two months of the Agreement; for each month under the Agreement thereafter the Consultant shall receive US$5,000 per month.

Section 4.
Expenses.  The Company shall reimburse the Consultant up to a maximum of $US1,000 per month for phone charges and other miscellaneous expenses incurred in the normal pursuit of the Objectives as outlined in this Agreement. In the event Consultant is to incur additional expenses while engaged in Company business, Consultant shall obtain the prior written consent of Alan Santini, the Company’s Chief Executive Officer. All such expenses incurred after receiving the prior written approval of Alan Santini shall be reimbursed. The Company’s consent hereunder shall not be unreasonably withheld or delayed. The Consultant must provide receipts for all expenses to the Company before any reimbursement will be issued to the Consultant.

Section 5.
Consultant Obligations. The Consultant assumes all risks and hazards encountered in the performance of any services under this Agreement and the Consultant shall hold the Company harmless from and against all liabilities which may arise out of or which may be attributable to the performance of any services. The Consultant will be solely responsible for any and all damages or losses with respect to any and all equipment utilized by Consultant in the performance of services under this Agreement, and the Company will have no liability of any kind with respect thereto, regardless of cause or fault. Each party hereby indemnifies and holds the other, its directors, officers, agents and employees, harmless from and against any and all claims, actions, demands, damages, liabilities or expenses, including counsel fees against the other, its directors, officers, agents and employees, arising out of the indemnifying party’s acts or omissions or breach of this Agreement.

Section 6.
Consultant Warranties.  The Consultant warrants that it is fully qualified to perform the services as described in the attachments, and except as set forth therein, has all the equipment, materials, supplies and other items necessary to complete the services. Furthermore, the Consultant warrants that the services performed will conform to generally accepted standards for the type of project involved and that it will use its best efforts to render the services required in a timely and diligent manner. The Consultant also warrants that any defect resulting from the Consultant’s work shall be remedied by the Consultant in a timely fashion and at no cost to the Company. Additionally, the Consultant warrants that the rendering of the services hereunder, including any work product resulting from the services will not violate any rights including but not limited to intellectual property rights, of any persons, or laws.

Section 7.
Proprietary Rights. The Consultant hereby represents and warrants that all information provided or utilized by the Consultant hereunder does not and shall not directly or indirectly violate or infringe upon any copyright, patent, trade secret or other proprietary or intellectual property right of any third party or contribute to such violation or infringement. The Consultant shall indemnify and hold the Company, its officers, directors, employees and agents harmless from and against any and all losses and damages arising out of the breach or claimed breach of the foregoing warranty. The provisions of this Section 7 shall survive termination of this Agreement for any reason.

Section 8.
Confidentiality. During the performance of services under this Agreement, the Consultant may be exposed to and work with highly confidential business data of the Company.  All data processing systems and business information of the Company shall be the property of the Company, and the Consultant agrees that the Consultant shall acquire no right to any of this information.  The Consultant agrees never to reveal to anyone the business methods or business secrets of the Company or those of its customers to anyone other than that approved by authorized representative of the Company.  Such business methods and secrets shall include, but not be  limited to, marketing plans, customer lists, trade secrets, inventions, processes, discoveries, financial information, pricing policies, names of employees, and all other business and technological know how of the Company. The Consultant shall use its best efforts to ensure that none of its employees, not having a need to know, obtains any such information and that no third party shall obtain any such information.  The Consultant shall notify those of its personnel who are given access to any such information that the information is subject to this Agreement and that they must fulfill the obligations of this Agreement with respect to it.

Section 9.
Non-Publicity.  Neither the Consultant, nor any of its employees or agents shall refer to the Company in any manner in publicity releases or advertising, including customer lists, or for other promotional purposes, without securing the prior written consent of the Company.

Section 10.
U.S. Export Control Laws and Regulations. The Consultant, for itself and any of its employees and agents who may be given access by Consultant to technical information of the Company, or who may be provided access to the Company’s premises in carrying out the services to be provided by the Consultant under this Agreement, acknowledges its obligations to control access to such technical information and to ensure that such access does not result in a violation of the U.S. Export Control Laws and Regulations.

Section 11.
Full Cooperation.  In connection with the activities of the Consultant on behalf of the Company, the Company will cooperate with the Consultant and will furnish the Consultant and the Consultant’s representatives with all information and data concerning the Company as may be required in connection with the Consultant’s services hereunder

.
Section 12.
Representations.  The Company warrants and represents to the Consultant that this Agreement does not conflict with any other agreement binding the Company.  The Company warrants and represents to the Consultant, that the Company is fully authorized to offer and pay the Consultant’s compensation referred to in Section 3 above.

Section 13.	Management. The Company agrees to provide the Consultant current filings and other documentation as needed to complete company profile.

Section 14.
Breach. In the event of a breach of the terms of this Agreement by either party, the breaching party shall have a 10 (ten) day period, after the receipt of written notice of the breach, to remedy any such breach.

Section 15.
Waiver of Breach.  The failure by the Company to exercise any rights or powers hereunder shall not be construed as a waiver thereof. The waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate nor be construed as a waiver of any subsequent breach by the Consultant.

Section 16.
Notices.  All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed, sent by recognized national overnight courier or mailed by certified mail, return receipt requested, to the address of the parties set forth above.  Such notices shall be deemed to be given (i) when delivered personally, (ii) one day after being sent by overnight courier carrier of (iii) three days after being mailed, respectively, to be addressed as follows:

If to Fortress Financial Group, Inc.:

Fortress Financial Group, Inc.
1903 60th Place E., Suite M2240
Bradenton, Florida 34203

If to the Jack Chang:

Mr Jack Chang
6216 Agee Street, Suite 120
San Diego, CA 92122

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey, 07726

Section 17.	Term. This Agreement shall be for a term commencing on the date hereof and ending in 5 (five) years.

Section 18.	Termination.	This Agreement may be terminated prior to the expiration of its term:

A.	By mutual written agreement of the parties;
B.	By the Company upon thirty days written notice; or
C.
By the Company, immediately, in the event of conduct by the Consultant justifying termination, including by not limited to, dishonesty, breach of any covenant in this Agreement, or failure to perform designated services.

Section 19.
Stock Surrender In the Event of Termination Within One Year. In the event that this Agreement is terminated within the first year, Consultant shall surrender 125,000,000 (One Hundred Twenty-Five Million) shares of the Company’s restricted common stock per each month remaining in the first year of this Agreement after the Agreement’s termination. The first year of this Agreement shall end on January 15, 2009. All shares surrendered under this clause shall be cancelled.

Section 20.
Assignment of Rights. In consideration of payment to the Consultant by the Company for work performed by the Consultant, any and all operational improvements and process improvements developed by the Consultant in the course of performing work for the Company shall be the sole and absolute property of the Company.  All work performed by the Consultant for the Company shall be deemed to be "work for hire" and any and all right, title and interest the Consultant may have in and to such work are hereby assigned to the Company, and the Company shall have all ownership rights in such work.

Section 21.
Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by the Consultant and the Company and their respective successors and assigns; provided, however, that the rights and obligations of the Consultant under this Agreement (with the exception of those rights in Section 3 hereof) shall not be assignable.

Section 22.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Wyoming.

Section 23.
Entire Agreement:  Amendments.  This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement:

Fortress Financial Group, Inc.

By:                  ______________________________
Name              Alan Santini
Title                Chief Executive Officer

Jack Chang

By:                  ______________________________
Name:             Jack Chang
Title                Consultant